CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT


Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 1996

                       CHANNEL AMERICA BROADCASTING, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      FLORIDA                        0-7870                       59-3229961
   ------------                    ----------                   --------------
(State of Incorporation)          (Commission                  (I.R.S. Employer
                                  File Number)               Identification No.)

           1509 SOUTH FLORIDA AVENUE, SUITE 3, LAKELAND, FLORIDA 33803
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number,
including area code:  (941) 683-6467


                                EVRO CORPORATION
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report.)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On October 30, 1996, Channel America Broadcast, Inc. (f/k/a EVRO Corporation) (the "Company") acquired all of the shares of Hallmark Properties, Inc. ("Hallmark"), a Florida corporation whose assets consist of two office buildings located in Tampa, Florida. The Company issued 2,447,059 shares of its common stock for all of Hallmark's issued and outstanding shares of common stock, which shares were owned by Paul Pritchard. The Company intends to relocate its offices to Tampa and to occupy approximately 2,500 square feet of Hallmark's office buildings. The buildings contain 16,800 square feet of rental space and are located on 4.6 acres. Other than the space to be occupied by the Company, the office buildings are fully occupied. The Company intends to move its corporate offices to Tampa by December 1996. The office buildings were appraised at $1,440,000 by an MAI appraiser in April 1996 and the office buildings are currently encumbered by mortgage debt in the amount of $744,000. The parties to the transaction have agreed to have the buildings owned by Hallmark reappraised and to the extent the net assets of Hallmark are greater than or less than $700,000, the number of shares of the Company's common stock issued to Mr. Pritchard will be adjusted accordingly.

      On October 29, 1996 the Company acquired from North American Resorts, Inc. ("North American") certain inventory to be resold on the Company's shopping network. The Company paid for the inventory by issuing to North American 50,000 shares of the Company's Series C Convertible Preferred Stock. The inventory consists of 159,000 reproduction prints, such as floral prints, animal prints and other nature scenes. The collection was appraised in October 1996 and valued at $1,225,000. The appraisal was conducted by Bonnie Lindberg, ISA, a qualified independent appraiser. The Company has valued this asset at $850,000 on its balance sheet, which reflects the cost of the art collection to the Company. Max
P. Cawal, a director of the Company, is also a director of North American, however, Mr. Cawal abstained from the vote by the Company's Board of Directors approving the transaction between the Company and North American. Mr. Cawal owns less than 1% of the Company's common or preferred stock and less than 1% of North American's common or preferred stock.

      The Company has granted "piggy-back" registration rights to each of Mr. Pritchard and North American, as well as demand registration rights which are effective one year after each respective date of issuance. The registration rights grant to Mr. Pritchard and North American the right to have the common stock, and the common stock received upon conversion of the Company's Series C Convertible Preferred Stock, registered for resale to the public.

ITEM 5. OTHER EVENTS


A.    CONVERSION OF DEBENTURES.

      During October 1996, the holders of the Company's convertible debentures, having an adjusted principal balance of $784,000 and accrued interest owing thereon of $49,297, or total indebtedness of $833,297, converted their debentures into 2,404,914 shares of the Company's common stock.

      Also during October 1996, the holders of the Company's convertible debentures, having an adjusted principal balance of $4,157,000 and accrued interest of $297,182, or a total indebtedness of 4,454,182, converted their debentures into 445.4182 shares of the Company's Series B Preferred Stock. The Series B Preferred Stock has a stated value of $10,000 per share, is nonvoting, bears a dividend of 8.5% and is convertible into shares of the Company's common stock at prices ranging between 50% to 70% of the market price of the Company's common stock on the date of conversion.

      The holders of certain of the Company's convertible debentures having a principal balance of $1,420,000 and accrued interest of $106,968, or a total indebtedness of $1,526,968, have not, as of the date of this Report, elected to convert their debentures into the Company's Series B Preferred Stock. Two persons hold these debentures and based upon management's conversations with such holders, it is management's belief that the holders will, during November 1996, convert these debentures into the Company's equity. However, the Company has not yet received written confirmation of such conversion.

B.    ADDITIONAL ISSUANCE OF PREFERRED SHARES.

      During October 1996, the Company also issued 11 shares of its Series A Preferred Stock, receiving, net proceeds of $425,000. The Series A Preferred Stock has a stated value of $50,000 per share, is nonvoting, does not bear a dividend and is convertible into shares of the Company's common stock at a price equal to 70% of the market price of the Company common stock at the time of conversion, however, the conversion price shall not exceed $.75 per share. The holders of the Series A Preferred Stock can "put" their shares to the Company upon the occurrence of certain events such as the entry of a judgment against the Company, the insolvency of the Company, the delisting of the Company's securities from an exchange or the failure of the Company's securities to trade in the over-the-counter market.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) The financial statements of Hallmark Properties, Inc. will be filed with the Commission as soon as they are available.

      (b) Pro forma financial statements reflecting the Company's acquisition of Hallmark Properties, Inc. will be filed with the Commission as soon as they are available.

      (c)  The following Exhibits are filed with this Report:

      1. Exchange Agreement dated October 30, 1996, by and among Channel America Broadcasting, Inc., Hallmark Properties, Inc. and Paul Pritchard.

      2. Agreement for Purchase and Sale of Assets, dated October 29, 1996, by and between Channel America Broadcasting, Inc. and North America Resorts, Inc.

      3. Certificate of Designation, Rights and Preferences for the Company's Series A Preferred Stock.

      4. Certificate of Designation, Rights and Preferences for the Company's Series B Preferred Stock.

      All exhibits to the above documents have been omitted and are available upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 1996


                                    CHANNEL AMERICA BROADCASTING,




                                    By: /s/ O. DON LAUHER
                                        -------------------------------------
                                        O. Don Lauher, Chief Financial Officer

                            INDEX TO EXHIBITS TO THE
                               REPORT ON FORM 8-K
                                       FOR
                       CHANNEL AMERICA BROADCASTING, INC.
                                       FOR
                        EVENTS OCCURRING OCTOBER 21, 1996


      1. Exchange Agreement dated October 30, 1996, by and among Channel America Broadcasting, Inc., Hallmark Properties, Inc. and Paul Pritchard.

      2. Agreement for Purchase and Sale of Assets, dated October 29, 1996, by and between Channel America Broadcasting, Inc. and North America Resorts, Inc.

      3. Certificate of Designation, Rights and Preferences for the Company's Series A Preferred Stock.

      4. Certificate of Designation, Rights and Preferences for the Company's Series B Preferred Stock.

                                    EXHIBITS